Exhibit 99.1

CESCA THERAPEUTICS RECEIVES FURTHER NOTICE OF NON-COMPLIANCE WITH NASDAQ LISTING RULE

Rancho Cordova, CA, May 28, 2015 -- Cesca Therapeutics Inc. (Nasdaq: KOOL), an autologous cell-based regenerative medicine company, today announced that the Company received a letter from Nasdaq indicating that the Company does not comply with Nasdaq Listing Rule 5250(c)(1) because the Company has not yet filed its Form 10-Q for the period ended March 31, 2015 with the U.S. Securities and Exchange Commission.  This follows an earlier communication, as previously disclosed on February 25, 2015, noting that the Company was not in compliance with continued listing because it had not timely filed its Form 10-Q for the quarterly period ended December 31, 2014.

In the February 25, 2015 notice, Nasdaq stated that the Company had until April 27, 2015 to submit a plan to regain compliance.  That plan was timely submitted by the Company and the Nasdaq staff has since granted the Company until June 30, 2015 to regain compliance.  Pursuant to the May 21, 2015 notice, the Company has until June 5, 2015 to submit an update to its original plan to regain compliance with respect to the filing requirement.

About Cesca Therapeutics Inc.
Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development and commercialization of autologous cell-based therapeutics for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products.  These include:
·	SurgWerks™; proprietary stem cell therapy point-of-care kits for the treatment of vascular and orthopedic indications that integrate the following indication specific elements:
·	Cell harvesting
·	Cell processing and selection
·	Cell diagnostics
·	Cell delivery
·	CellWerksTM; a proprietary stem cell laboratory kit for the processing of target cells used in the treatment of oncological and hematological disorders.
·	The AutoXpress® (AXP); a proprietary automated device, along with companion sterile blood processing disposables, for the harvesting of stem cells from cord blood.
·
The MarrowXpress® (MXP); a derivative product of the AXP and its accompanying disposable bag set, for the isolation and concentration of stem cells from bone marrow. Self-powered and microprocessor-controlled, the MXP contains flow control optical sensors that volume-reduces blood from bone marrow to a user defined volume in 30 minutes while retaining over 90% of mononuclear cells (MNCs).

·	The Res-Q™ 60 (Res-Q); a point-of-care system designed for the preparation of cell concentrates, including stem cells, from bone marrow aspirates and whole blood for platelet rich plasma (PRP).
·	The BioArchive® System; an automated cryogenic device, used by cord blood stem cell banks in more than 30 countries, for cryopreservation and archiving of cord blood stem cell units for transplant.

Forward Looking Statement:
The statements contained herein may include statements of future expectations and other forward looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements, including FDA approval, timing of the Company's submission of IDE applications, or amendments to such applications, and outcomes from such submissions. Further, clinical trial outcomes are not predictable, and results may vary from the Company's expectations, including the start of any such clinical trials, patient follow up issues, and costs associated with such trials. Further description of other risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

Contact:
Cesca Therapeutics Inc.
http://www.cescatherapeutics.com
Investor Contact: Kirin Smith, ProActive Capital Group
+ 1-646-863-6519, or ir@cescatherapeutics.com